News Release

INVESTOR AND MEDIA CONTACT:

George R. Kirkland

Senior Vice President and Treasurer

Phone: (229) 873-3830

investorinfo@sgfc.com

For Immediate Release

Southwest Georgia Financial Corporation Reports Fourth Quarter and 2012 Results

MOULTRIE, GEORGIA, January 28, 2013 -- Southwest Georgia Financial Corporation (the “Corporation”) (NYSE MKT: SGB), a full-service community bank holding company, today reported its results of operations for the fourth quarter and year ended December 31, 2012.

Fourth Quarter and Year-End Income Highlights

•	Net income was $643 thousand in the 2012 fourth quarter, or $0.25 per diluted share, compared with $396 thousand, or $0.15 per diluted share in the fourth quarter of 2011. The increase was mainly due to a $352 thousand increase in income from interest and fees on loans and a $74 thousand decrease in provision for loan losses.
•	For the year ended December 31, 2012, net income was $1.9 million, or $0.76 per diluted share, a 32.7% increase, when compared with $1.5 million, or $0.57 per diluted share for the same period in the prior year.
•	Net interest margin was 4.23% for the fourth quarter of 2012 and 4.22% for the year ended December 31, 2012, down 6 and up 11 basis points, compared with the respective prior-year periods. Strengthened net interest margin for the year was mainly attributed to continued growth in loans.
•	Net interest income after provision for loan losses increased 14.8% to $11.4 million for the twelve months ending December 31, 2012. The improvement was due to a $927 thousand increase in net interest income and a $539 thousand decrease in loan loss provisions.

Balance Sheet Trends and Asset Quality

•	Total assets at December 31, 2012 were $347.2 million, an increase of 13.6%, or $41.5 million from December 31, 2011.
•	Total loans increased $22.8 million, or 12.6%, to $204.1 million, compared with the same period last year. The growth in loans was funded by increases in noninterest-bearing and money market deposits.
•	Total deposits grew $42.9 million to $291.8 million at December 31, 2012, an increase of 17.2% from the end of 2011.
•	Non-performing asset ratio was 0.53% at December 31, 2012, a 65 basis point improvement when compared with 1.18% at the end of 2011.

Capital Management

•	The Company has a total risk based capital ratio of 15.56% and Tier 1 capital ratio of 14.31%, both measurably above the Federal “well capitalized” standard.
•	Return on equity increased to 8.68% compared with 5.57% in the fourth quarter of 2011. For the full year, return on equity increased to 6.62% from 5.25% for 2011.
•	Tangible book value per share at December 31, 2012, was $11.60, up from $10.99 at the end of 2011.

DeWitt Drew, President and CEO commented, “It is encouraging that our deposit growth is evenly spread among our three banking regions. Our effort to focus on core funding and investments in growing markets is beginning to show up in our earnings. And while work remains to be done, our asset quality indicators look to be at a relatively normal level.”

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 Dividends

In December 2012, the Corporation paid a fourth quarter cash dividend of $0.04 per common share. The Corporation paid dividends of $0.16 per common share in 2012 compared with $0.10 per common share in 2011. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 84 consecutive years.

About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $347 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County, and branch offices located in Baker County, Thomas County, Worth County, and Lowndes County. In addition to conventional banking services, the bank provides investment planning and management, trust management, mortgage banking, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services which is located in Colquitt County. Mortgage banking for primarily commercial properties is provided by Empire Financial Services, Inc., a mortgage banking services firm.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website: www.sgfc.com.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, as defined by federal securities laws, including statements about the Company’s financial outlook. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some risks and other factors that could cause the Company’s actual results to differ materially from such statements, please refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the sections entitled “Forward-Looking Statements” and “Risk Factors”. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Financial tables follow.

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF CONDITION

(Dollars in thousands except per share data)

	(Unaudited)	(Audited)	(Audited)
	December 31,	December 31,	December 31,
	2012	2011	2010
ASSETS
Cash and due from banks	$8,646	$6,552	$5,112
Interest-bearing deposits in banks	27,935	14,498	10,959
Certificates of deposit in other banks	3,920	980	0
Investment securities available for sale	21,672	28,641	54,946
Investment securities held to maturity	59,863	52,339	46,255
Federal Home Loan Bank stock, at cost	1,448	1,787	1,650
Loans, less unearned income and discount	204,137	181,302	157,733
Allowance for loan losses	(2,845)	(3,100)	(2,755)
Net loans	201,292	178,202	154,978
Premises and equipment	10,149	9,942	9,221
Foreclosed assets, net	1,690	2,358	3,288
Intangible assets	327	547	641
Bank owned life insurance	4,767	4,593	3,029
Other assets	5,472	5,211	6,325
Total assets	$347,181	$305,650	$296,404
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
NOW accounts	$28,881	$29,841	$29,239
Money market	77,133	45,638	50,468
Savings	25,988	24,367	22,635
Certificates of deposit $100,000 and over	36,591	32,629	32,472
Other time accounts	55,098	59,950	65,859
Total interest-bearing deposits	223,691	192,425	200,673
Noninterest-bearing deposits	68,071	56,486	38,858
Total deposits	291,762	248,911	239,531

Other borrowings	2,000	2,000	2,000
Long-term debt	20,000	22,000	24,000
Accounts payable and accrued liabilities	3,544	4,188	4,098
Total liabilities	317,306	277,099	269,629
Shareholders' equity:
Common stock - par value $1; 5,000,000 shares
authorized; 4,293,835 shares issued (*)	4,294	4,294	4,294
Additional paid-in capital	31,701	31,701	31,701
Retained earnings	20,664	19,133	17,926
Accumulated other comprehensive income	(670)	(463)	(1,032)
Total	55,989	54,665	52,889
Treasury stock - at cost (**)	(26,114)	(26,114)	(26,114)
Total shareholders' equity	29,875	28,551	26,775
Total liabilities and shareholders' equity	$347,181	$305,650	$296,404

* Common stock - shares outstanding	2,547,837	2,547,837	2,547,837
** Treasury stock - shares	1,745,998	1,745,998	1,745,998

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED INCOME STATEMENT (unaudited*)

(Dollars in thousands except per share data)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2012*	2011*	2012*	2011
Interest income:
Interest and fees on loans	$3,052	$2,700	$11,455	$10,408
Interest and dividend on securities available for sale	151	248	711	1,439
Interest on securities held to maturity	359	327	1,456	1,205
Dividends on Federal Home Loan Bank stock	11	4	33	15
Interest on deposits in banks	18	8	60	35
Interest on certificates of deposit in other banks	7	2	19	2
Total interest income	3,598	3,289	13,734	13,104

Interest expense:
Interest on deposits	269	300	1,111	1,370
Interest on federal funds purchased	0	0	0	2
Interest on other borrowings	14	11	54	42
Interest on long-term debt	177	191	733	781
Total interest expense	460	502	1,898	2,195
Net interest income	3,138	2,787	11,836	10,909
Provision for loan losses	130	204	445	984
Net interest income after provision for losses on loans	3,008	2,583	11,391	9,925

Non-interest income:
Service charges on deposit accounts	322	327	1,242	1,360
Income from trust services	53	50	205	214
Income from retail brokerage services	100	76	382	324
Income from insurance services	305	339	1,280	1,273
Income from mortgage banking services	318	358	1,676	1,477
Provision for foreclosed property losses	(95)	(75)	(320)	(300)
Net gain (loss) on the sale or disposition of assets	104	4	24	(160)
Net gain on the sale of securities	0	5	338	381
Net loss on the impairment of equity securities	0	0	0	(12)
Other income	164	151	698	602
Total noninterest income	1,271	1,235	5,525	5,159

Non-interest expense:
Salary and employee benefits	1,986	1,934	8,717	7,717
Occupancy expense	265	236	1,006	953
Equipment expense	256	233	940	812
Data processing expense	241	265	1,082	1,039
Amortization of intangible assets	54	56	220	219
Other operating expense	667	627	2,631	2,596
Total non-interest expense	3,469	3,351	14,596	13,336

Income before income tax expense	810	467	2,320	1,748
Provision for income taxes	167	71	381	287
Net income	$643	$396	$1,939	$1,461

Net income per share, basic	$0.25	$0.15	$0.76	$0.57
Net income per share, diluted	$0.25	$0.15	$0.76	$0.57
Dividends paid per share	$0.04	$—	$0.16	$0.10
Basic weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,837
Diluted weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,865

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

Financial Highlights

(Dollars in thousands except per share data)

At December 31	2012	2011
Assets	$347,181	$305,650
Loans, less unearned income & discount	$204,137	$181,302
Deposits	$291,762	$248,911
Shareholders' equity	$29,875	$28,551

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Performance Data & Ratios
Net income	$643	$396	$1,939	$1,461
Earnings per share, basic	$0.25	$0.15	$0.76	$0.57
Earnings per share, diluted	$0.25	$0.15	$0.76	$0.57
Dividends paid per share	$0.04	$—	$0.16	$0.10
Return on assets	0.75%	0.53%	0.60%	0.48%
Return on equity	8.68%	5.57%	6.62%	5.25%
Net interest margin (tax equivalent)	4.23%	4.29%	4.22%	4.11%
Dividend payout ratio	15.86%	0.00%	21.02%	17.44%
Efficiency ratio	75.79%	80.60%	81.15%	80.63%

Asset Quality Data & Ratios
Total nonperforming loans	$25	$1,153	$25	$1,153
Total nonperforming assets	$1,849	$3,621	$1,849	$3,621
Net loan charge offs	$30	$7	$700	$638
Reserve for loan losses to total loans	1.39%	1.71%	1.39%	1.71%
Nonperforming loans/total loans	0.01%	0.64%	0.01%	0.64%
Nonperforming assets/total assets	0.53%	1.18%	0.53%	1.18%
Net charge offs / average loans	0.06%	0.02%	0.36%	0.37%

Capital Ratios
Average common equity to average total assets	8.68%	9.46%	8.99%	9.06%
Tier 1 capital ratio	14.31%	15.45%	14.31%	15.45%
Tier 1 leverage ratio	8.85%	9.47%	8.85%	9.47%
Total risk based capital ratio	15.56%	16.71%	15.56%	16.71%
Book value per share	$11.73	$11.21	$11.73	$11.21
Tangible book value per share	$11.60	$10.99	$11.60	$10.99

Quarterly	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Averages	2012	2012	2012	2012	2011

Assets	$341,418	$319,266	$319,525	$322,726	$300,863
Loans, less unearned income & discount	$203,871	$199,145	$190,142	$180,796	$180,567
Deposits	$285,965	$263,747	$262,095	$265,993	$243,893
Equity	$29,624	$29,194	$29,343	$28,984	$28,458
Return on assets	0.75%	0.53%	0.38%	0.71%	0.53%
Return on equity	8.68%	5.76%	4.16%	7.88%	5.57%
Net income	$643	$421	$305	$571	$396
Net income per share, basic	$0.25	$0.17	$0.12	$0.22	$0.16
Net income per share, diluted	$0.25	$0.17	$0.12	$0.22	$0.16
Dividends paid per share	$0.04	$0.04	$0.04	$0.04	$—

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